SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Napier Park Global Capital (US) LP, regarding NP Strategic Municipal Fund, Exhibit (28)(d)(i) Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 2 on January 8, 2015, accession number 0001435109-15-000014.

A copy of Investment Advisory Agreement between Registrant and Sandell Asset Management Corp., regarding Castlerigg Equity Event and Arbitrage Fund, Exhibit (28)(d)(ii) Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 2 on January 8, 2015, accession number 0001435109-15-000014.